Exhibit 32.2

Section 906 Certification
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER OR
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Form 10-K of Fog Cutter Capital Group Inc. for the year ended December 31, 2008, I, R. Scott Stevenson, Senior Vice President and Chief Financial Officer of Fog Cutter Capital Group Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) to the best of my knowledge, such Form 10-K for the year ended December 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) to the best of my knowledge, the information contained in such Form 10-K for the year ended December 31, 2008 fairly presents, in all material respects, the financial condition and results of operations of Fog Cutter Capital Group Inc.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-K.

March 30, 2010	/s/ R. Scott Stevenson
Date	R. Scott Stevenson
Senior Vice President and Chief
Financial Officer

A signed original of this written statement required by § 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.